CONSENT



Board of Directors
Total System Services, Inc.


     The undersigned counsel to Total System Services, Inc. consents to the use of my opinion as Exhibit 5 to the Registration Statement and to the reference to me under the heading "Legality" in the Registration
Statement/Prospectus.


                                   Sincerely,

                                   /s/Kathleen Moates
                                   Deputy General Counsel

Columbus, Georgia
June 20, 1995



                                Exhibit 23.2